EXHIBIT 21

                       Subsidiaries of Cygne Designs, Inc.


                                                    Jurisdiction of Organization
                   Subsidiary                             or Incorporation
                   ----------                       ----------------------------
Sportswear International (USA), Inc. ............       Delaware

CTB Limited .....................................       British Virgin Islands

Cygne Guatemala, S.A. ...........................       Guatemala

JMB Internacional, S.A. .........................       Guatemala

C.M. Israel Sewing Houses Ltd. ..................       Israel

M.T.G.I. - Textile Manufacturers Group
  (Israel) Limited ..............................       Israel

Wear & Co. S.r.l. ...............................       Italy

AC Services, Inc. ...............................       Delaware

MBS Company, Inc. ...............................       Delaware

Cygne Group (F.E.) Limited ......................       Hong Kong

Fenn, Wright and Manson Incorporated ............       New York

HKN (US) Inc. ...................................       New York